UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (earliest event reported): April 28, 2009

ORIENT-EXPRESS HOTELS LTD.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation)

001-16017	98-0223493
(Commission file number)	(I.R.S. Employer Identification No.)

22 Victoria Street

Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

441-295-2244

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On April 28, 2009, the Company entered into an Underwriting Agreement with Deutsche Bank Securities Inc., as representative of several underwriters (the “Underwriters”), relating to the offering, issuance and sale by the Company of up to an aggregate of 22,500,000 of the Company’s class A common shares, par value $.01 each (the “Class A Shares”) in an underwritten public offering at a price of $5.75 per share.  The Underwriters were granted a 30-day option to purchase up to an additional 3,375,000 Class A Shares issued pursuant to the Underwriters’ over-allotment option. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Each Class A Share includes a right (a “Right”) to purchase, under certain circumstances, one one-hundredth of a Series A junior participating preferred share of the Company (a “Preferred Share”), subject to adjustment.  The Rights are provided for in a Rights Agreement dated as of June 1, 2000, between the Company and Computershare Trust Company N.A. (successor to Fleet National Bank), as rights agent, amended and restated as of April 12, 2007 and amended on December 10, 2007.

The Company estimates the net offering proceeds to the Company, after deducting underwriting discounts and commission and other estimated offering expenses payable by the Company, to be approximately $123 million or approximately $141 million if the Underwriters’ over-allotment option is exercised in full. The transaction is expected to close on May 4, 2009, subject to the satisfaction of customary closing conditions.

The Shares are being offered and sold pursuant to a prospectus supplement filed with the U.S. Securities and Exchange Commission on April 27, 2009, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-158308).

The foregoing summary of the terms of the Underwriting Agreement is only a brief description of certain terms therein, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by such documents attached hereto. The legal opinion and consent of Appleby relating to the Shares is filed as Exhibit 5.1 to this Report and incorporated herein by reference.

The Underwriters or their affiliates have either provided investment banking and/or commercial banking services to us and our affiliates in the past or may do so in the future for which they receive customary fees and commissions. Affiliates of Barclays Capital Inc. are lenders under our credit facilities and may receive a share of the net proceeds from this offering to the extent any net proceeds are used to repay borrowings under the credit facilities.

Item 8.01               Other Events

On April 29, 2009, the Company issued a press release announcing the pricing of the offering of the Class A Shares in an underwritten public offering pursuant to its effective shelf registration statement previously filed with the Securities and Exchange Commission. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

2

Item 9.01.                                      Financial Statements and Exhibits

(d)                               Exhibits

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated April 28, 2009, between the Company and Deutsche Bank Securities Inc., as representative of several underwriters.
5.1	Opinion of Appleby.
23.1	Consent of Appleby (included in Exhibit 5.1).
99.1	Press Release issued April 29, 2009.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ORIENT-EXPRESS HOTELS LTD.

Date: April 29, 2009	By:	/s/ Edwin S. Hetherington
Edwin S. Hetherington
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated April 28, 2009, between the Company and Deutsche Bank Securities Inc., as representative of several underwriters.
5.1	Opinion of Appleby.
23.1	Consent of Appleby (included in Exhibit 5.1).
99.1	Press Release issued April 29, 2009.